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                                                                EXHIBIT NO. 23.7


        Goldman, Sachs & Co. | 85 Broad Street | New York, New York 10004
        Tel: 212-902-1000

October 31, 1995                                                (LOGO)


Board of Directors
The Chase Manhattan Corporation
One Chase Manhattan Plaza
New York, New York  10081

Re:      Joint Proxy Statement of
         Chemical Banking Corporation and
         The Chase Manhattan Corporation
         and Registration Statement on
         Form S-4 of Chemical Banking Corporation

Gentlemen and Madame:

We hereby consent to the use of our opinion letter dated October 31, 1995 to the Board of Directors of The Chase Manhattan Corporation as Annex VI to the Joint Proxy Statement referred to above included in the above mentioned Registration Statement and to the references therein to our opinion. In giving this consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ GOLDMAN, SACHS & CO.
---------------------------
    GOLDMAN, SACHS & CO.